     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1997
                                              REGISTRATION STATEMENT NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------
                              BARNETT BANKS, INC.

             (Exact Name of Registrant as specified in its Charter)

           FLORIDA                           6712                  59-0560515
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                             50 NORTH LAURA STREET
                          JACKSONVILLE, FLORIDA 32202
                                 (904) 791-7720

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------
                               BARNETT CAPITAL I

             (Exact Name of Registrant as specified in its Charter)

           DELAWARE                          6719                  51-0378532
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                             50 NORTH LAURA STREET
                          JACKSONVILLE, FLORIDA 32202
                                 (904) 791-7720
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------

                                CHARLES E. RICE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              BARNETT BANKS, INC.
                             50 NORTH LAURA STREET
                          JACKSONVILLE, FLORIDA 32202
                                 (904) 791-7720

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH COPIES TO:

                            HALCYON E. SKINNER, ESQ.
                          Mahoney Adams & Criser, P.A.
                             50 North Laura Street
                          Jacksonville, Florida 32202
                                 (904) 798-2626
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                         ------------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO       AGGREGATE OFFERING  AGGREGATE OFFERING      AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED     PRICE PER UNIT(1)        PRICE(1)        REGISTRATION FEE
8.06% Capital Securities of Barnett
  Capital I.................................     $300,000,000            100%            $300,000,000         $90,909.00
Junior Subordinated Debentures Due 2026 of
  Barnett Banks, Inc.(2)....................          --                  --                  --                 N/A
Barnett Banks, Inc. Guarantee with respect
  to Capital Securities(3)..................          --                  --                  --                 N/A
Total(4)....................................     $300,000,000            100%          $300,000,000(5)        $90,909.00

------------------------------

(1) Estimated solely for the purpose of computing the registration fee.

(2) The 8.06% Junior Subordinated Debentures due 2026 (the "Junior Subordinated Debentures") were originally purchased by Barnett Capital I with the proceeds of the sale of the 8.06% Capital Securities of Barnett Capital I (the "Capital Securities"). No separate consideration will be received for the Junior Subordinated Debentures distributed upon any liquidation of Barnett Capital I.

(3) No separate consideration will be received for the Barnett Banks, Inc. Guarantee (the "Guarantee").

(4) This Registration Statement is deemed to cover the Junior Subordinated Debentures, the rights of holders of the Junior Subordinated Debentures under the Indenture (as defined herein), the rights of holders of the Capital Securities of Barnett Capital I under its Declaration (as defined herein) and the rights of holders of the Capital Securities under the Guarantee.

(5) Such amount represents the initial public offering price of the Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed upon any liquidation of Barnett Capital I.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 26, 1997

PROSPECTUS

                               BARNETT CAPITAL I

                 OFFER TO EXCHANGE ITS 8.06% CAPITAL SECURITIES
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
          FOR ANY AND ALL OF ITS OUTSTANDING 8.06% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                              BARNETT BANKS, INC.

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON       , 1997, UNLESS EXTENDED.

    Barnett Capital I, a trust formed under the laws of the State of Delaware (the "Trust") and Barnett Banks, Inc., a Florida corporation (the "Company"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $300,000,000 aggregate liquidation amount of its 8.06% Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 8.06% Capital Securities (the "Old Capital Securities"), of which $300,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, the Company is also exchanging its guarantee of the payment of Distributions (as defined herein) and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee") and all of its 8.06% Junior Subordinated Debentures due 2026 (the "Old Junior Subordinated Debentures"), of which $309,279,000 aggregate principal amount is outstanding, for like aggregate principal of its 8.06% Junior Subordinated Debentures due 2026 (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities", and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities".

    The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, and (ii) the New Securities will not provide for any liquidated damages relating to the registration thereof. See "Description of Capital Securities" and "Description of the Old Securities." The New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement dated as of November 27, 1996 (the "Registration Rights Agreement") among the Company, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).

                           --------------------------

    SEE "RISK FACTORS" COMMENCING ON PAGE 15 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

                            ------------------------

    THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSURER.

                           --------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               CRIMINAL OFFENSE.

                           --------------------------

                 THE DATE OF THIS PROSPECTUS IS MARCH 26, 1997.

    The New Capital Securities and the Old Capital Securities (together, the "Capital Securities") represent undivided beneficial ownership interests in the Trust. The Company is the owner of all of the beneficial ownership interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures. The Junior Subordinated Debentures will mature on December 1, 2026 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of the New Securities--Description of Capital Securities--Subordination of Common Securities."

    As used herein and as the context may require, unless expressly stated otherwise, (i) "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and
(iii) "Guarantee" includes the Old Guarantee and the New Guarantee.

    Holders of the Capital Securities will be entitled to receive cumulative cash distributions accruing from November 27, 1996 and payable semi-annually in arrears on the first day of June and December of each year, commencing June 1, 1997, at the annual rate of 8.06% of the liquidation preference of $1000 per Capital Security ("Distributions"). The distribution rate and the distribution payment dates and other payment dates for the Capital Securities will correspond to the payments and payment dates on the Junior Subordinated Debentures, which will be the sole assets of the Trust. The Company will guarantee the payment of Distributions and payments on liquidation of the Trust or redemption of the Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of Guarantee" herein. If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Company's obligations under the Guarantee, taken together with its obligations under the Junior Subordinated Debentures and the Indenture (as defined herein), including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities. The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination" herein) of the Company and will be structurally subordinated to all liabilities and obligations of the Company's subsidiaries. As of December 31, 1996, approximately $1.2 billion aggregate principal amount of Indebtedness was outstanding, and the Company's consolidated subsidiaries had approximately $37.4 billion of indebtedness and other liabilities. The terms of the Junior Subordinated Debentures place no limitation on the amount of Indebtedness that may be incurred by the Company or on the amount of liabilities and obligations of the Company's subsidiaries. See "Description of Junior Subordinated Debentures--Subordination."

    The Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date (as defined herein), the Company may elect to begin a new Extension Period subject to the requirements set forth herein. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. If interest payments on the Junior Subordinated Debentures are so deferred, distributions on the Capital Securities will also be deferred and the Company may not, and may not permit any subsidiary of the Company to, subject to certain exceptions set forth herein, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank PARI PASSU with or junior to the Junior

Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 8.06% per annum, compounded semi-annually, and holders of the Capital Securities will be required to accrue interest income for United States federal income tax purposes prior to receipt of cash related to such interest income. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

    The Junior Subordinated Debentures are not redeemable prior to December 1, 2006 unless a Special Event (as defined herein) has occurred. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company, subject to the receipt of any necessary prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") (i) on or after December 1, 2006, in whole or in part, at a redemption price equal to 104.030% of the principal amount thereof on December 1, 2006, declining ratably on each December 1 thereafter to 100% on or after December 1, 2016, plus the accrued and unpaid interest thereon, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Special Event, at a redemption price equal to the greater of (a) 100% of the principal amount thereof or (b) as determined by a Quotation Agent (as hereinafter defined), the sum of the present values of the principal amount and premium payable with respect to an optional redemption of such Junior Subordinated Debentures on December 1, 2006, together with scheduled payments of interest from the prepayment date to December 1, 2006, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued interest thereon to the date of prepayment, in each case subject to the further conditions described under "Description of Junior Subordinated Debentures--Redemption." The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption, in an amount equal to the amount of related Junior Subordinated Debentures maturing or being redeemed and at a redemption price equal to the redemption price of such Junior Subordinated Debentures, in each case plus accumulated and unpaid Distributions thereon to the date of redemption.

    Upon the occurrence and continuation of a Special Event, the Company will have the right, subject to the receipt of any necessary prior approval of the Federal Reserve, to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust. See "Description of Capital Securities--Redemption" and "--Liquidation Distribution upon Dissolution."

    In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the Capital Securities will be entitled to receive a liquidation preference of $1000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior Subordinated Debentures as described above. If such Liquidation Distribution (as defined herein) can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default (as defined herein) has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution."

    The Company and the Trust are making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

    Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Registration Statement is declared effective by the Commission. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resale of New Capital Securities."

    In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities may be resumed, as the case may be.

    Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. Neither the Company nor the Trust currently intends to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

    Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

    Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on       , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. The Company and the Trust have agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Each New Capital Security will pay cumulative Distributions from November 27, 1996. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after November 27, 1996. This Prospectus, together with the Letter of Transmittal, is being
sent to all registered holders of Old Capital Securities as of       , 1997.

    Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds from Sale of Old Capital Securities" and "Plan of Distribution.'

                            ------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATED OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Available Information......................................................................................           8
Incorporation of Certain Documents by Reference............................................................           8
Summary....................................................................................................           9
Barnett Capital I..........................................................................................           9
The Company................................................................................................           9
Risk Factors...............................................................................................          15
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock
 Dividends.................................................................................................          20
Use of Proceeds from Sale of Old Capital Securities........................................................          20
Accounting Treatment.......................................................................................          20
Regulatory Treatment.......................................................................................          21
Capitalization.............................................................................................          21
Selected Financial Information.............................................................................          22
The Trust..................................................................................................          23
The Exchange Offer.........................................................................................          24
Description of Capital Securities..........................................................................          33
Description of Junior Subordinated Debentures..............................................................          43
Description of Guarantee...................................................................................          51
Description of the Old Securities..........................................................................          53
Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee............          53
Certain United States Federal Income Tax Consequences......................................................          55
Book-Entry Issuance........................................................................................          60
ERISA Considerations.......................................................................................          62
Plan of Distribution.......................................................................................          63
Legal Matters..............................................................................................          64
Experts....................................................................................................          64

                             AVAILABLE INFORMATION

    The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such material filed by the Company with the Commission may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees.

    No separate financial statements of the Trust have been included or incorporated by reference herein. The Company does not believe such financial statements would be material to holders of the Capital Securities because (i) all of the common securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial ownership interests in its assets and investing the proceeds thereof in Junior Subordinated Debentures issued by the Company, and (iii) the obligations of the Trust under the Capital Securities are guaranteed by the Company to the extent described herein.

    This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Company's Current Reports on Form 8-K dated January 14, 1997 and January 24, 1997, previously filed by the Company with the Commission, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to the Company at 50 North Laura Street, Jacksonville, Florida 32202-3638, Attention: Corporate Communications Department.

                                    SUMMARY

    The following summary is qualified in its entirety by, and is subject to, the more detailed information and financial statements contained elsewhere and incorporated by reference in this Prospectus.

                               BARNETT CAPITAL I

    The Trust is a Delaware statutory business trust. The Trust exists for the exclusive purposes of issuing and selling the Trust Securities. The Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned by the Company.

                                  THE COMPANY

    The Company, organized in 1930, is a multi-bank holding company headquartered in Jacksonville, Florida, providing financial services to consumers and businesses through bank and non-bank subsidiaries. The principal bank, Barnett Bank, N.A., and its subsidiaries engage in retail financial services, commercial banking, trust and investment management services. Indirect auto lending is carried out in several southern states. Mortgage lending is conducted through retail and wholesale offices nationwide. Other banking activities are concentrated in Florida and southern Georgia. The principal non-bank subsidiary of the Company is EquiCredit Corporation, which engages in consumer finance nationwide. On December 31, 1996 the Company had total assets of $41.2 billion and total deposits of $33.8 billion. On that date, the Company was one of the top 25 financial institutions in the United States and the largest bank holding company in Florida.

    The principal executive offices of the Company are located at 50 North Laura Street, Jacksonville, Florida 32202. Its mailing address is Post Office Box 40789, Jacksonville, Florida 32203, and its telephone number is (904) 791-7720.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER

    Up to $300,000,000 aggregate liquidation amount of New Capital Securities are being offered in exchange for a like aggregate liquidation amount of Old Capital Securities. The Company and the Trust are making the Exchange Offer in order to satisfy its obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer--Procedures for Tendering Old Capital Securities."

EXPIRATION DATE

    5:00 p.m., New York City time, on       , 1997 unless the Exchange Offer is
extended by the Company and the Trust. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

CONDITIONS TO THE EXCHANGE OFFER

    The Exchange Offer is subject to certain conditions, which may be waived by the Company and the Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer--Conditions to the Exchange Offer."

    The Company and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

WITHDRAWAL RIGHTS

    Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

    Tendering holders of Old Capital Securities must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent (as defined herein) and must comply with the procedures for book-entry transfers of Old Capital Securities into the Exchange Agent's account at The Depository Trust Company. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Old Capital Securities."

    Letters of Transmittal should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer--Exchange Agent."

RESALES OF NEW CAPITAL SECURITIES

    The Company and the Trust are making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c)must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New

Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

    Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that is acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of new Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer--Resale of New Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer which is an affiliate of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

EXCHANGE AGENT

    The exchange agent with respect to the Exchange Offer is The First National Bank of Chicago (the "Exchange Agent"). See "The Exchange Offer--Exchange Agent."

USE OF PROCEEDS

    Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds From Sale of Old Capital Securities."

                           THE NEW CAPITAL SECURITIES

SECURITIES OFFERED

    Up to $300,000,000 aggregate liquidation amount of the Trust's 8.06% Capital Securities, evidencing undivided beneficial ownership interests in the assets of the Trust, which have been registered under the Securities Act (Liquidation Amount $1,000 per Capital Security). The New Capital Securities will be issued and the Old Capital Securities were issued under the Declaration. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Capital Securities." The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any liquidated damages in connection with the registration thereof. See "The Exchange Offer--Purpose of the Exchange Offer," "Description of Capital Securities" and "Description of the Old Securities." The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities.

DISTRIBUTIONS

    Holders of the Capital Securities will be entitled to receive cumulative cash distributions at an annual rate of 8.06% of the liquidation preference of $1000 per Capital Security, accruing from the date of original issuance and payable semi-annually in arrears on the first day of June and December of each year, commencing on June 1, 1997. The distribution rate and the distribution and other payment dates for the Capital Securities will correspond to the interest rate and interest and other payment dates on the Junior Subordinated Debentures. See "Description of Capital Securities."

JUNIOR SUBORDINATED DEBENTURES

    The New Junior Subordinated Debentures will mature on December 1, 2026. The New Junior Subordinated Debentures will rank subordinate and junior in right of payment to all Indebtedness of the Company. In addition, the Company's obligations under the Junior Subordinated Debentures will be structurally subordinated to all existing and future liabilities and obligations of its subsidiaries. See "Risk Factors--Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures," "Risk Factors--Status of Company as Holding Company" and "Description of Junior Subordinated Debentures--Subordination."

GUARANTEE

    Payment of distributions out of moneys held by the Trust, and payments on liquidation of the Trust or the redemption of the New Capital Securities, are guaranteed by the Company to the extent the Trust has funds available therefor. If the Company does not make principal or interest payments on the New Junior Subordinated Debentures, the Trust will not have sufficient funds to make distributions on the New Capital Securities, in which event the Guarantee shall not apply to such distribution until the Trust has sufficient funds available therefor. The Company's obligations under the New Guarantee, taken together with its obligations under the New Junior Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities. See "Description of Guarantee" and "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee." The obligations of the Company under the New Guarantee are subordinate and junior in right of payment to all Indebtedness of the Company. See "Risk Factors-- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and "Description of Guarantee."

RIGHT TO DEFER INTEREST

    The Company has the right to defer payment of interest on the Junior Subordinated Debentures by extending the interest payment period on the New Junior Subordinated Debentures, from time to time, for up to 10 consecutive semi-annual periods. There could be multiple Extension Periods of varying lengths throughout the term of the New Junior Subordinated Debentures. If interest payments on the New Junior Subordinated Debentures are so deferred, distributions on the New Capital Securities will also be deferred for an equivalent period and the Company may not, and may not permit any subsidiary of the Company to, subject to certain exceptions set forth herein, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank PARI PASSU with or junior to the New Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior to the New Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). During an Extension Period, interest on the New Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the New Capital Securities are entitled will accumulate) at the rate of 8.06% per annum, compounded semi-annually. During an Extension Period, holders of Capital Securities will be required to include deferred interest income allocated to their Capital Securities in their gross income as original issue discount ("OID") even though the cash payments attributable thereto have not been made. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payments Period" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

REDEMPTION

    The New Junior Subordinated Debentures are redeemable by the Company in whole or in part on or after December 1, 2006, or at any time in whole upon the occurrence of a Special Event, in either case subject to any necessary prior approval of the Federal Reserve. If the New Junior Subordinated Debentures are redeemed, the Trust must redeem the New Capital Securities having an aggregate liquidation preference equal to the aggregate principal amount of the New Junior Subordinated Debentures so redeemed. The New Capital Securities will be redeemed upon maturity of the New Junior Subordinated Debentures. See "Description of Capital Securities--Redemption."

LIQUIDATION OF THE TRUST

    Upon the occurrence and continuation of a Special Event, the Company will have the right, subject to any necessary prior approval of the Federal Reserve, to terminate the Trust and cause the New Junior Subordinated Debentures to be distributed to the holders of the New Capital Securities and the Common Securities in liquidation of the Trust. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution."

    In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the New Capital Securities will be entitled to receive a liquidation preference of $1000 per New Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in New Junior Subordinated Debentures as described above. If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the New Capital Securities shall be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the New Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution."

RATINGS

    It is expected that the New Capital Securities will be rated BBB by Standard & Poor's Ratings Services ("S&P") and a3 by Moody's Investors Service, Inc. ("Moody's"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

ABSENCE OF MARKET FOR THE NEW CAPITAL SECURITIES

    The New Capital Securities will be a new issue of securities for which there currently is no market. Although Morgan Stanley & Co. Incorporated, Lehman Brothers, Merrill Lynch & Co. and Salomon Brothers Inc., the initial purchasers of the Old Capital Securities (the "Initial Purchasers"), have informed the Company and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Trust and the Company do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Automated Quotation System.

                                  RISK FACTORS

    THE FOLLOWING INFORMATION SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE NEW CAPITAL SECURITIES BEFORE DECIDING WHETHER TO ACCEPT THE EXCHANGE OFFER. TO THE EXTENT ANY OF THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONSTITUTES A "FORWARD-LOOKING STATEMENT" AS DEFINED IN SECTION 27A(i)(l) OF THE SECURITIES ACT, THE RISK FACTORS SET FORTH BELOW ARE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENT.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR
  SUBORDINATED DEBENTURES

    The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Indebtedness of the Company. At December 31, 1996, the Indebtedness of the Company aggregated approximately $1.2 billion. Neither the Indenture, the Guarantee nor the Declaration place any limitation on the amount of secured or unsecured Indebtedness that may be incurred by the Company. See "Description of Guarantee--Status of the Guarantee" and "Description of Junior Subordinated Debentures--Subordination."

STATUS OF COMPANY AS HOLDING COMPANY

    As a holding company, the ability of the Company to make payments of interest and principal on the Junior Subordinated Debentures will be dependent primarily upon the receipt of dividends and other distributions from the Company's subsidiaries. The Company's principal subsidiary is Barnett Bank, N.A. (the "Bank"). There are various regulatory restrictions on the ability of the Company's banking subsidiaries to pay dividends or make other payments to the Company. At December 31, 1996, the Company's banking subsidiaries could pay an aggregate of $315 million in dividends to the Company without prior regulatory approval. In addition, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), will be subject to the prior claims of creditors of that subsidiary, except to the extent that any claims of the Company as a creditor of such subsidiary may be recognized as such. Accordingly, the Capital Securities will effectively be subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of the Capital Securities should look only to the assets of the Company for payments on the Capital Securities. As of December 31, 1996, the Company's consolidated subsidiaries had indebtedness and other liabilities of approximately $37.4 billion.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

    If a Trust Enforcement Event (as defined herein) occurs and is continuing, then the holders of Capital Securities would rely on the enforcement by the Property Trustee (as defined herein) of its rights as a holder of the Junior Subordinated Debentures against the Company. The holders of a majority in liquidation preference of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debentures held by the Trust, any record holder of Capital Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity.

    If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. However, in the event the Company failed to pay interest on or principal of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may directly institute a proceeding against the Company for enforcement of payment to such holder of the interest on or principal of such Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of Capital Securities in such Direct Action. Except as set forth herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Capital Securities-- Enforcement of Certain Rights by Holders of Capital Securities," "Description of Guarantee" and "Description of Junior Subordinated Debentures--Debenture Events of Default." The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

    The Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust would be deferred but would continue to accumulate at the rate of 8.06% per annum, compounded semi-annually during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and
(d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. See "Description of Capital Securities--Distributions" and "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period."

    Should the Company defer payment of interest on the Junior Subordinated Debentures, a holder of Capital Securities will be required to accrue income (in the form of OID) in respect of its pro rata share of the Junior Subordinated Debentures held by the Trust for United States federal income tax purposes. As a result, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such interest income, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "-- Sales of Capital Securities."

    The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent undivided beneficial ownership interests in the Junior Subordinated Debentures) may be more volatile than the market prices of other similar securities where the issuer does not have such right to defer interest payments.

SPECIAL EVENT REDEMPTION; PROPOSED TAX LEGISLATION

    Upon the occurrence and continuation of a Special Event, the Company has the right, subject to any necessary approval of the Federal Reserve, to redeem the Junior Subordinated Debentures in whole (but not in part) at the redemption price described in the Indenture within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Capital Securities and Common Securities. A "Special Event" means a Tax Event, a Regulatory Capital Event or an Investment Company Event (each as defined herein).

    Legislation was proposed by the United States Department of the Treasury on February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal (the "Proposed Legislation"), that contained a provision which generally would deny the interest deduction for interest paid or accrued on an instrument issued by a corporation that (i) has a maximum term of more than 15 years and (ii) is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issued a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. This provision is proposed to be effective generally for instruments issued on or after the date of first Congressional committee action on the Proposed Legislation. If this provision were to apply to the Junior Subordinated Debentures, the Company would not be able to deduct the interest on the Junior Subordinated Debentures. It is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures since they would be issued prior to the date of first Congressional committee action. However, there can be no assurance that the Proposed Legislation or future legislative proposals or final legislation will not adversely affect the ability of the Company to deduct the interest on the Junior Subordinated Debentures or otherwise affect the tax treatment of the transactions described herein. Such a change, therefore, could give rise to a Tax Event, which would permit the Company to cause the redemption of the Capital Securities upon receiving an opinion of counsel, as described more fully under "Description of Capital Securities--Redemption--Special Event Redemption or Distribution of Junior Subordinated Debentures."

LIQUIDATION DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

    Upon the occurrence and continuation of a Special Event the Company will have the right, subject to any necessary prior approval of the Federal Reserve, to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust. In addition, upon liquidation of the Trust and certain other events, the Junior Subordinated Debentures may be distributed to such holders. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust for United States federal income tax purposes, a distribution by the Trust of the Junior Subordinated Debentures pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to holders of the Capital Securities and will result in a holder of the Capital Securities receiving directly such holder's pro rata share of the Junior Subordinated Debentures (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures as a result of the occurrence of a Tax Event or otherwise, the distribution of Junior Subordinated Debentures to holders of the Capital Securities by the Trust would be a taxable event to the Trust and each holder, and holders of the Capital Securities would recognize gain or loss as if they had exchanged their Capital Securities for the Junior Subordinated Debentures they received upon the liquidation of the Trust. See "Certain United States Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

    There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Capital Securities--Redemption" and "--Liquidation Distribution upon Dissolution" and "Description of Junior Subordinated Debentures--General."

LIMITED VOTING RIGHTS

    Holders of Capital Securities generally will have limited voting rights relating only to the modification of the Capital Securities and certain other matters described herein. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace any of the Trustees (as defined below), which voting rights are vested exclusively in the holder of the Common Securities. The Trustees and the Company may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes, even if such action adversely affects the interests of such holders. See "Description of Capital Securities--Voting Rights; Amendment of the Declaration" and "--Removal of Trustees."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

    The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not have any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

    To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the Private Offerings, Resale and Trading through Automatic linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

ABSENCE OF PUBLIC MARKET

    The Old Capital Securities were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. The New Capital Securities will not be listed on any securities exchange. The Company and the Trustee have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

    If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

EXCHANGE OFFER PROCEDURES

    Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after timely book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at The Depository Trust Company and after a timely receipt by the Exchange Agent of a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. The Trust is under no duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

          RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    The Company's consolidated ratios of earnings to fixed charges and consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated are set forth below:

                                            YEAR ENDED DECEMBER 31,
                                          ----------------------------
                                          1996  1995  1994  1993  1992
                                          ----  ----  ----  ----  ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits........  4.65  4.18  4.92  6.04  3.27
  Including Interest on Deposits........  1.77  1.66  1.78  1.69  1.26

Earnings to Combined Fixed Charges and
  Preferred Stock Dividend Requirements:
  Excluding Interest on Deposits........  4.59  3.82  4.29  4.95  2.72
  Including Interest on Deposits........  1.77  1.62  1.73  1.64  1.23

    For purposes of computing the ratios of both earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest on deposits), capitalized interest, and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense, capitalized interest, minority interest, and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, excluding interest on deposits, represent interest expense (except interest paid on deposits), capitalized interest, minority interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements, and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, including interest on deposits, represent all interest expense, capitalized interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements, and the interest factor included in rents.

              USE OF PROCEEDS FROM SALE OF OLD CAPITAL SECURITIES

    Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities, the Trust will receive Old Capital Securities in like liquidation amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

    The net proceeds to the Trust from the offering of the Old Capital Securities was approximately $300,000,000 (before deducting expenses associated with the offering). All of the proceeds from the sale of the Old Capital Securities were invested by the Trust in the Old Junior Subordinated Debentures. The Company intends that the net proceeds from the sale of the Old Junior Subordinated Debentures will be used for general corporate purposes, which may include the repayment of indebtedness, investments in or extensions of credit to its subsidiaries and the financing of possible acquisitions.

                              ACCOUNTING TREATMENT

    For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be presented in the consolidated statements of financial condition of the Company as a separate line item directly above shareholders' equity under the caption "Company Obligated Mandatorily Redeemable Securities of Trusts Holding Solely Parent Debentures" and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements for financial reporting purposes. The Company will record Distributions payable on the Capital Securities as an expense in the consolidated statements of income.

                              REGULATORY TREATMENT

    The Company is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. The Company expects that the Capital Securities will be treated as Tier 1 capital of the Company for such purposes.

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of the Company and its subsidiaries as of December 31, 1996. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Company incorporated herein by reference. The issuance of the New Capital Securities in the Exchange Offer will have no effect on the capitalization of the Company.

                                                       DECEMBER 31, 1996
                                                    -----------------------
                                                                    AS
                                                      ACTUAL    ADJUSTED(2)
                                                    ----------  -----------
                                                    (DOLLARS IN THOUSANDS)
Long-term debt:
  Direct obligations of Company...................  $1,215,928  $ 1,215,928
  Obligations of Company subsidiaries.............      10,601       10,601
                                                    ----------  -----------
    Total long-term debt..........................   1,226,529    1,226,529
                                                    ----------  -----------
Company Obligated Mandatorily Redeemable
  Securities of Trust Holding Solely Parent
  Debentures......................................     500,000(1)     750,000(2)
                                                    ----------  -----------
Shareholders' equity:
  Preferred stock.................................         212          212
  Common stock....................................     395,338      395,338
  Contributed capital.............................     220,041      220,041
  Net unrealized gain on investment securities
    available for sale............................       8,187        8,187
  Retained earnings...............................   2,808,749    2,808,749
  Less: employee stock plan obligation                 (62,196)     (62,196)
                                                    ----------  -----------
  Total shareholders' equity......................   3,370,331    3,370,331
                                                    ----------  -----------
    Total capitalization..........................  $5,096,860  $ 5,346,860
                                                    ----------  -----------
                                                    ----------  -----------
CAPITAL RATIOS:
  Tier 1 capital to risk-based assets.............       10.97%       11.80%
  Total risk-based capital to risk-based assets          14.17%       15.01%
  Leverage........................................        8.21%        8.83%

------------------------

(1) The Company Obligated Mandatorily Redeemable Securities of Trust Holding Solely Parent Debentures reflects the Capital Securities. The Trust is a wholly-owned subsidiary of the Company and holds the Junior Subordinated Debentures as its sole asset. This amount also includes the issuance of the $200,000,000 Barnett Capital II 7.95% Capital Securities.

(2) The consolidated capitalization of the Company is set forth as adjusted for the issuance of the $250,000,000 Barnett Capital III Floating Rate Capital Securities on January 28, 1997.

                         SELECTED FINANCIAL INFORMATION

    The following table sets forth selected historical consolidated financial information of the Company as of and for the periods indicated below. The summary consolidated financial data as of and for the years ended December 31, 1996, 1995 and 1994 were derived from the audited consolidated financial statements of the Company incorporated herein by reference. The consolidated financial data contained herein is adjusted to reflect a 2 for 1 stock split as of September 6, 1996. The following information should be read in conjunction with the consolidated financial statements of the Company, together with the related notes thereto, incorporated herein by reference.

                                                                             FOR THE YEARS ENDED DECEMBER 31
                                                                          -------------------------------------
                                                                             1996         1995         1994
                                                                          -----------  -----------  -----------
                                                                           (DOLLARS IN THOUSANDS EXCEPT SHARE
                                                                                   AND PER SHARE DATA)
CONSOLIDATED OPERATING DATA:
INTEREST INCOME
Loans...................................................................  $ 2,656,886  $ 2,580,408  $ 2,164,320
Investment securities...................................................      325,206      375,692      387,465
Federal funds sold and securities purchased under agreements to
  resell................................................................       23,698        4,887        3,108
    Total interest income...............................................    3,005,790    2,960,987    2,554,893
INTEREST EXPENSE
Deposits................................................................      924,331      993,046      761,511
Federal funds purchased and securities sold under agreements to
  repurchase............................................................       77,049       90,730       93,714
Other short-term borrowings.............................................       41,449       57,154        5,719
Long-term debt..........................................................       93,941       78,323       60,464
    Total interest expense..............................................    1,136,770    1,219,253      921,408
    Net interest income.................................................    1,869,020    1,741,734    1,633,485
Provision for loan losses...............................................      154,572      122,531       74,049
    Net interest income after provision for loan losses.................    1,714,448    1,619,203    1,559,436
NON-INTEREST INCOME
Service charges on deposit accounts.....................................      237,779      225,966      227,573
Consumer finance income.................................................      125,866       83,477      --
Trust income                                                                   81,394       78,036       77,357
Credit card discounts and fees..........................................       44,015       60,999       54,377
Mortgage banking income.................................................       67,111       62,640       33,112
Brokerage income........................................................       43,990       31,694       30,010
Other service charges and fees..........................................      141,331      118,616      104,845
Securities transactions.................................................       19,197        4,994      (13,086)
Other income............................................................       49,811       52,601       28,412
    Total non-interest income...........................................      810,494      719,023      542,600
NON-INTEREST EXPENSE
Salaries and employee benefits..........................................      829,939      758,930      648,658
Net occupancy expense...................................................      135,933      126,480      118,251
Furniture and equipment expense.........................................      153,696      144,461      138,546
SAIF assessment.........................................................       24,524      --           --
Other expense...........................................................      472,896      488,761      458,776
    Total non-interest expense..........................................    1,616,988    1,518,632    1,364,231
    Net non-interest expense............................................      806,494      799,609      821,631
EARNINGS
Income before income taxes and minority interest........................      907,954      819,594      737,805
Income tax provision....................................................      341,082      286,293      249,834
    Net income before minority interest.................................      566,872      533,301      487,971
Minority interest, net of income taxes..................................       (2,381)     --           --
Net income..............................................................      564,491      533,301      487,971
EARNINGS PER COMMON SHARE
Primary: Earnings per share.............................................  $      2.89  $      2.65  $      2.39
Average number of shares................................................  194,297,705  195,094,816  196,162,382
Dividends on preferred stock............................................  $     2,168  $    15,861  $    18,200
Fully diluted: Earnings per share.......................................  $      2.86  $      2.56  $      2.33
Average number of shares                                                  197,354,540  207,959,474  209,532,262
CONSOLIDATED BALANCE SHEET DATA:
    Total assets........................................................  $41,231,375  $41,553,545  $41,278,319
    Total liabilities...................................................   37,361,044   38,281,359   38,144,136
    Total shareholders' equity..........................................    3,370,331    3,272,186    3,134,183
    Total liabilities and shareholders' equity..........................   41,231,375   41,553,545   41,278,319

                                   THE TRUST

    The Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to a declaration of trust (as amended and restated, the "Declaration") and the filing of a certificate of trust as filed with the Secretary of State of the State of Delaware. The Company has acquired Common Securities in an aggregate liquidation preference equal to at least 3% of the total capital of the Trust. The Trust used all the proceeds derived from the issuance of the Old Capital Securities and the Common Securities to purchase the Old Junior Subordinated Debentures and, accordingly, the assets of the Trust consist solely of the Old Junior Subordinated Debentures. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures, and (iii) engaging in only those other activities necessary or incidental thereto.

    Pursuant to the Declaration, there will initially be five trustees (the "Trustees") for the Trust. Three of the Trustees (the "Regular Trustees") will be individuals who are employees or officers of or who are affiliated with the Company. The fourth trustee will be a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fifth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, The First National Bank of Chicago, a national banking association, will act as Property Trustee, and its affiliate, First Chicago Delaware Inc., a Delaware corporation, will act as Delaware Trustee until, in each case, removed or replaced by the Company as holder of the Common Securities. The First National Bank of Chicago, will also act as trustee under the Guarantee (the "Guarantee Trustee").

    The Property Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges with respect to the Junior Subordinated Debentures under the Indenture (as defined herein) as the holder of the Junior Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities. The Company, as the holder of all the Common Securities, will have the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of trustees, PROVIDED that the number of trustees shall be at least three; PROVIDED further that at least one trustee shall be a Delaware Trustee, at least one trustee shall be the Property Trustee and at least one Trustee shall be a Regular Trustee. The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Capital Securities and be responsible for all debts and obligations of the Trust (other than with respect to the Capital Securities).

    For so long as the Capital Securities remain outstanding, the Company will covenant (i) to maintain directly or indirectly 100% ownership of the Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the 1940 Act (as defined herein) and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

    The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Trust Act. See "Description of Capital Securities." The Declaration and the Guarantee also incorporate by reference the terms of the Trust Indenture Act.

    The location of the principal executive office of the Trust is c/o Barnett Banks, Inc., 50 North Laura Street, Jacksonville, Florida 32202, and its telephone number is (904) 791-7720.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed, among other things, to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities.

    The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any liquidated damages in connection therewith. In that regard, the Registration Rights Agreement provides that, if the Exchange Offer is not consummated by July 7, 1997, then, with respect to the first 90-day period immediately thereafter, the Company will pay liquidated damages to each holder of Old Capital Securities in an amount equal to $.25 per week per $1,000 liquidation amount of Old Capital Securities held by such holder. The amount of such liquidated damages will increase by an additional $.05 per week per $1,000 liquidation amount of Old Capital Securities with respect to each subsequent 90-day period until the Exchange Offer is consummated, up to a maximum amount of liquidated damages of $.50 per week per $1,000 liquidation amount of Old Capital Securities. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any liquidated damages with respect thereto or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

    The Exchange Offer is not being made to, nor will the Company or the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

    Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person whose Old Capital Securities are held of record by The Depository Trust Company who desires to deliver such Old Capital Securities by book-entry transfer at The Depository Trust Company.

    Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and all of the Old Junior Subordinated Debentures, of which $309,279,000 aggregate principal amount is outstanding, for like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE

    The Company and the Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $300,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $300,000,000 of New Capital Securities in exchange for a like aggregate liquidation amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer.

    The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. As of the date of this Prospectus, $300,000,000 aggregate liquidation amount of the Old Capital Securities is outstanding.

    Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

    If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

    Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company and the Trust will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

    NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE TRUSTEES OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" means 5:00 p.m., New York City time, on       ,
1997 unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

    The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for change) if the Company and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company or the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

    Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company or the Trust may choose to make any public announcement and subject to applicable law, neither the Company nor the Trustee shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

    Upon the terms and subject to the conditions of the Exchange Offer, the Company and the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

    In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at The Depository Trust Company ("DTC"), including an Agent's Message (as hereinafter defined) if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

    The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participants, which acknowledgement states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such participant.

    Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Company or the Trust gives oral or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Trust for the purpose of receiving tendered of Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company or the Trust extends the Exchange Offer or is unable to accept for exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's or the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

    Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

    VALID TENDER. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (of facsimile thereof), with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

    If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

    THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK, OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    BOOK ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer in to the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

    DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    SIGNATURE GUARANTEES. Signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or

"Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, the endorsement or signature on the Letter of Transmittal must be guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each, an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution.

    GUARANTEED DELIVERY. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

        (i) such tenders are made by or through an Eligible Institution;

        (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

        (iii) a book-entry confirmation of a book-entry transfer representing all tendered Old Capital Securities, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or Agent's Message in lieu thereof, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

    The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

    Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or Agent's Message in lieu thereof, together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

    The acceptance by the Company and the Trust for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, the Company and the Trust upon the terms and subject to the conditions of the Exchange Offer.

    DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer") or any condition or irregularity in any tender of Old Capital

Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

    The Company's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, their affiliates or assigns, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

    If any Letter of Transmittal, endorsement, bond power, powers of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company or the Trust, proper evidence satisfactory to the Company or the Trust, in its sole discretion, of such person's authority to act must be submitted.

    A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALE OF NEW CAPITAL SECURITIES

    The Company and the Trust are making the Exchange Offer for the Capital Securities in reliance on the position of the staff of the Division of Corporate Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporate Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Trust believe that the New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
(a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

    Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of the Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market making or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Registration Statement is declared effective by the Commission. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the existence of any fact or the happening of any event that makes any statement of a material fact or that requires the making of any additions to or changes in this Prospectus in order to make the statements contained or incorporated by reference in this Prospectus untrue, such Participating Broker-Dealer will suspend the sale of New Capital Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities may be resumed, as the case may be.

WITHDRAWAL RIGHTS

    Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

    In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn and the aggregate principal amount of Old Capital Securities to be withdrawn. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

    All questions as to the validity, form and eligibility (including time of receipt of such withdrawal notices will be determined by the Company and the Trust in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES

    Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after November 27, 1996. However, because Distributions on the New Capital Securities will accumulate from November 27, 1996, the amount of Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exist:

        (a) the Company and the Trust are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy;

        (b) the Company has received an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of the consummation of the Exchange Offer, there is more than an insubstantial risk that (x) the Trust could be subject to United States federal income tax with respect to income received or accrued on the Old Junior Subordinated Debenture or New Junior Subordinated Debentures, (y) interest payable by the Company on such Old Junior Subordinated Debentures or New Junior Subordinated Debentures would not be deductible by the Company, in whole or in part, for United States federal income tax purposes, or (z) the Trust could be subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges;

        (c) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

        (d) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

        (e) a banking moratorium shall have been declared by United States or Florida authorities which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer; or

        (f) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

        (g) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose; or

        (h) any change, or any development involving a prospective change, in the business or financial affairs of the Company or the Trust or any of their subsidiaries has occurred which, in the sole judgment of the Company and the Trust, might materially impair the ability of the Company or the Trust to proceed with the Exchange Offer.

    If the Company and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may amend the terms of the Exchange Offer in any respect. If such amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

    The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

       The First National Bank of Chicago
       c/o First Chicago Trust Company of New York
       14 Wall Street
       8th Floor, Window 2
       New York, New York 10005
       Attn: Corporate Trust Administration
       Telephone: 212-240-8801
       Facsimile: 212-240-8938

    Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

    The Company and the Trust have agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company and the Trust will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities and in tendering Old Capital Securities for their customers.

    Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

    Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                       DESCRIPTION OF CAPITAL SECURITIES

    Pursuant to the terms of the Declaration, the Regular Trustees on behalf of the Trust have issued the Old Capital Securities and will issue the New Capital Securities. The New Capital Securities will represent undivided beneficial ownership interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration. This summary of certain provisions of the Capital Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Declaration (as supplemented or amended from time to time) are referred to herein, the definitions of such defined terms are incorporated herein by reference.

GENERAL

    The Capital Securities (including the Old Capital Securities and the New Capital Securities) will rank PARI PASSU, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Guarantee executed by the Company for the benefit of the holders of the Capital Securities will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Capital Securities when the Trust does not have sufficient funds available to make such payments. See "Description of Guarantee." In such event, the remedy of a holder of Capital Securities is to vote to direct the Property Trustee to enforce the Property Trustee's rights under the Junior Subordinated Debentures. See "--Voting Rights; Amendment of the Declaration" below. The Company's obligations under the Guarantee, taken together with its obligations under the Junior Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities.

    Holders of the Capital Securities have no preemptive or similar rights.

DISTRIBUTIONS

    Distributions on each Capital Security will be payable at the annual rate of 8.06% of the liquidation preference of $1000, payable semi-annually in arrears on June 1 and December 1 of each year. Distributions will accumulate from November 27, 1996, the date of original issuance, and commence on June 1,

1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions. The revenue of the Trust available for distribution to holders of its Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Capital Securities and the Common Securities. See "Description of Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities.

    The Company will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity (as defined below) of the Junior Subordinated Debentures. As a consequence of any such extension, semi-annual Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate and compound semi-annually at the rate per annum of 8.06% thereof from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such compounded amounts unless the context otherwise requires. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee,
(c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and
(d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity (as defined below) of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Junior Subordinated Debentures.

    In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee (as defined herein) is closed for business.

    Distributions on the Capital Securities (other than distributions on a Redemption Date) will be payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which shall be the 15th day of the month prior to the relevant Distribution Date. Distributions payable on any Capital Securities that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name such Capital Securities are registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Capital Securities are registered on the special record date or other specified date determined in accordance with the Declaration.

REDEMPTION

    Unless a Special Event has occurred, the Capital Securities will not be redeemable prior to December 1, 2006. Upon the repayment or redemption of the Junior Subordinated Debentures, whether at Stated Maturity (as defined herein) or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem the Capital Securities and Common Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption. If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and Common Securities.

    SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF JUNIOR SUBORDINATED
DEBENTURES. If a Special Event shall occur and be continuing, the Company will have the right, subject to the receipt of any necessary prior approval of the Federal Reserve, to either (i) redeem within 90 days following the occurrence of such Special Event the Junior Subordinated Debentures on the date of redemption (the "Redemption Date") in whole (but not in part) and thereby cause a mandatory redemption of the Capital Securities in whole (but not in part) at a redemption price with respect to the Capital Securities equal to the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures) or (ii) terminate the Trust and, after satisfaction of the claims of creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, certain Tax Events or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain United States Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Capital Securities."

    If the Company does not elect either option described above, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures, whether at maturity or redemption, and in the event a Tax Event has occurred and is continuing, the Company will be obligated to pay any additional taxes, duties, assessments and other governmental charges (other than withholding taxes) to which the Trust has become subject as a result of a Tax Event. See "Description of Junior Subordinated Debentures".

    A "Special Event" means a Tax Event, Regulatory Capital Event or an Investment Company Event. A "Tax Event" means the receipt by the Company of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced prospective change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is adopted or which proposed change, pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures,
(ii) interest payable by the Company on such Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. A "Regulatory Capital Event" means that the Company shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision for interpreting or applying such laws or regulations which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute Tier I capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Company shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event. "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities.

REDEMPTION PROCEDURES

    Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption or payment at Stated Maturity (as defined below) of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has sufficient funds available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Capital Securities to be redeemed at its registered address. If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price for all securities held in DTC and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "--Book-Entry Issuance." If any Capital Securities are held in definitive form, the Trust, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities held in definitive form funds sufficient to pay the applicable Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Security called for redemption shall be payable to the holders of such Capital Security on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for the Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

    Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

    The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all Capital Securities for all semi-annual distribution periods terminating on or prior to the date of redemption. If less than all of the Capital Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata among the Capital Securities and the Common Securities. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1000 or integral multiples of $1000 in excess thereof) of the liquidation preference of Capital Securities of denominations larger than $1000. The Property Trustee shall promptly notify the trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Security selected for partial redemption, the liquidation preference thereof to be redeemed. For all purposes of the Declaration, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation preference of Capital Securities which has been or is to be redeemed.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the liquidation preference of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    Pursuant to the Declaration, the Trust shall automatically dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of the Junior Subordinated Debentures to the holders of the Capital Securities and Common Securities; (iii) the redemption of all of the Capital Securities in connection with the maturity or redemption of all of the

Junior Subordinated Debentures and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust.

    If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Capital Securities and Common Securities their pro rata interest in the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the liquidation amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

    After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Capital Securities (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as a record holder of Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the liquidation amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities until such certificates are presented for cancellation whereupon the Company will issue to such holder, and the Indenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

TRUST ENFORCEMENT EVENTS

    An Indenture Event of Default constitutes a Trust Enforcement Event under the Declaration with respect to the Trust Securities, provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

    Upon the occurrence of a Trust Enforcement Event, the Indenture Trustee (as defined herein) or the Property Trustee as the holder of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. Each of the Company and the Trust is required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

    If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debentures held by the Trust to the fullest extent permitted by law, any record holder of Capital Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on the Junior Subordinated Debentures issued to the Trust on the date such interest, principal or other payment is otherwise payable, then a record holder of Capital Securities may, on or after the respective due dates specified in the Junior Subordinated Debentures, institute a proceeding directly against the Company for enforcement of payment on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference of the Capital Securities held by such holder. In connection with such Direct Action, the Company will be subrogated to the rights of such record holder of Capital Securities to the extent of any payment made by the Company to such record holder of Capital Securities.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

    Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

    So long as any Junior Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation preference of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except pursuant to a subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of record of the Capital Securities of any notice of default which it receives with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall receive an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

    The Declaration may be amended from time to time by the Company and a majority of the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration that shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Capital Securities and Common Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act, provided, however, that such action shall not adversely affect in any material respect the interests of any holder of Capital Securities or Common Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of Capital Securities and Common Securities. The Declaration may be amended by the Company and a majority of the Regular Trustees with (i) the consent of holders representing not less than a majority (based upon liquidation preferences) of the outstanding Capital Securities and Common Securities and
(ii) receipt by the Regular Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an "investment company" under the Investment Company Act, provided, further that without the consent of each holder of Capital Securities and Common Securities affected thereby, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Capital Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Capital Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Capital Securities or Common Securities to institute suit for the enforcement of any such payment on or after such date.

    Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

    No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel its Capital Securities in accordance with the Declaration.

    Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

    In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

REGISTRAR AND TRANSFER AGENT

    The Property Trustee will act as registrar and transfer agent for the Capital Securities.

    Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required (i) to register or cause to be registered the transfer or exchange of the Capital Securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of such notice of redemption or (ii) to register or cause to be registered the transfer or exchange of any Capital Securities so selected for redemption, except in the case of any Capital Securities being redeemed in part, any portion thereof not to be redeemed.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Trust Enforcement Event, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Enforcement Event has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Capital Securities are entitled under the Declaration to vote, then the Property Trustee may, but shall be under no duty to, take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Capital Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are held in definitive form, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Regular Trustees and the Company) to act as Paying Agent.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

    The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise described in the Declaration. The Trust may, at the request of the Company, with the consent of the Regular Trustees and without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (2) the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes,
(vii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee, (viii) such successor entity expressly assumes all of the obligations of the Trust with respect to the Trustees and (ix) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance on any national securities exchange or other organization on which the Capital Securities are then listed. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation preference of the Capital Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

MERGER OR CONSOLIDATION OF TRUSTEES

    Any corporation into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or the Declaration, that the Company and the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

    The Trust may not borrow money nor issue debt nor mortgage or pledge any of its assets.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

    The Old Junior Subordinated Debentures were issued and the New Junior Subordinated Debentures are to be issued under a Junior Subordinated Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Indenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture.

GENERAL

    Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof and the consideration paid by the Company for the Common Securities in the Old Junior Subordinated Debentures issued by the Company. The Company will exchange the Old Junior Subordinated Debentures for the New Junior Subordinated Debentures as soon as practicable after the date hereof. No Old Junior Subordinated Debentures will remain outstanding after such exchange.

    The Junior Subordinated Debentures will be in the principal amount equal to the aggregate liquidation preference of the Capital Securities plus the Company's concurrent investment in the Common Securities. The Junior Subordinated Debentures will bear interest at the annual rate of 8.06% of the principal amount thereof, payable semi-annually in arrears on the first day of June and December of each year (each, an "Interest Payment Date"), commencing June 1, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month prior to the relevant Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.06% thereof, compounded semi-annually. The term "interest" as used herein shall include semi-annual interest payments and interest on semi-annual interest payments not paid on the applicable Interest Payment Date, as applicable.

    The Junior Subordinated Debentures will mature on December 1, 2026 (the "Stated Maturity").

    The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Indebtedness (as defined below) of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "-- Subordination."

    The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no

Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.06%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while the Capital Securities are outstanding) will be required to accrue interest income (as OID) for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

    During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and
(d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Regular Trustees and the Indenture Trustee notice of its election of such Extension Period not less than one Business Day prior to such record date. The Property Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities.

REDEMPTION

    The Junior Subordinated Debentures are not redeemable prior to December 1, 2006 unless a Special Event has occurred. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company, subject to the receipt of any necessary prior approval of the Federal Reserve, on or after December 1, 2006, in whole or in part at any time at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2006..............................................................................     104.030%
2007..............................................................................     103.627%
2008..............................................................................     103.224%
2009..............................................................................     102.821%
2010..............................................................................     102.418%
2011..............................................................................     102.015%
2012..............................................................................     101.612%
2013..............................................................................     101.209%
2014..............................................................................     100.806%
2015..............................................................................     100.403%

    On or after December 1, 2016, the redemption price will be 100%, plus accrued and unpaid interest, if any, to the date of redemption.

    The Junior Subordinated Debentures are also redeemable at any time in whole (but not in part), within 90 days of the occurrence of a Special Event, at a redemption price (the "Special Event Prepayment Price") equal to the greater of
(i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable with respect to an optional redemption on such Junior Subordinated Debentures on December 1, 2006, together with scheduled payments of interest from the prepayment date to December 1, 2006 (the "Remaining Life") discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment.

    "Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate plus (i) 1.25% if such prepayment date occurs on or before December 1, 1997 or (ii) 0.50% if such prepayment date occurs after December 1, 1997.

    "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third business day preceding the prepayment date.

    "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States treasury security has a maturity which is within a period from three months before to three months after December 1, 2006, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

    "Quotation Agent" means (i) Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Indenture Trustee after consultation with the Company.

    "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Indenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time, on the third business day preceding such prepayment date.

    If the Junior Subordinated Debentures are redeemed, the Trust must redeem the Capital Securities having an aggregate liquidation preference equal to the aggregate principal amount of Junior Subordinated Debentures so redeemed. See "Description of Capital Securities--Mandatory Redemption."

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

CERTAIN COVENANTS OF THE COMPANY

    The Company will covenant in the Indenture that if and so long as the Trust is the holder of all Junior Subordinated Debentures, the Company, as borrower, will pay to the Trust all fees and expenses related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust but excluding obligations under the Capital Securities).

    The Company will also covenant that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plans, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and
(d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plan) if at such time (x) there shall have occurred any event of which the Company has actual knowledge that (I) with the giving of notice or the lapse of time, or both, would constitute an Indenture Event of Default with respect to Junior Subordinated Debentures and (II) in respect of which the Company shall not have taken reasonable steps to cure, (y) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (z) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

SUBORDINATION

    In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinated and junior in right of payment to all Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Indebtedness will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Indebtedness before the holders of Junior Subordinated Debentures or the Property Trustee on behalf of the holders of Capital Securities will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Junior Subordinated Debentures; PROVIDED, HOWEVER, that holders of Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

    In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts then due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest, if any, on the Junior Subordinated Debentures; PROVIDED, HOWEVER, that holders of Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

    No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Indebtedness, or an event of default with respect to any Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

    "Indebtedness" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; (vi) every obligation of such person for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; provided that "Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank PARI PASSU in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any Indebtedness of the Company to any of its subsidiaries, (iv) Indebtedness to any employee of the Company or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the

Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

    The Indenture places no limitation on the amount of additional Indebtedness that may be incurred by the Company or any indebtedness or other liabilities that may be incurred by the Company's subsidiaries. As of December 31, 1996, Indebtedness of the Company aggregated approximately $1.2 billion, and the Company's consolidated subsidiaries had indebtedness and other liabilities of approximately $37.4 billion to which the Junior Subordinated Debentures would be effectively subordinated.

INDENTURE EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to the Junior Subordinated Debentures:

        (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

        (ii) failure to pay any principal on the Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

       (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of outstanding Junior Subordinated Debentures; or

        (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

    The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures may declare the principal due and payable immediately upon an Indenture Event of Default, and, should the Indenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee, and should the holders of such Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Capital Securities shall have such right.

    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debentures, and should the holders of such Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate liquidation preference of the Capital Securities shall have such right. The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

    In case an Indenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

    If an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action for payment. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payment made to such holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing; (iii) if at the time any Capital Securities are outstanding, such transaction is permitted under the Declaration and Guarantee and does not give rise to any breach or violation of the Declaration or Guarantee, (iv) any such lease shall provide that it will remain in effect so long as any Junior Subordinated Debentures are outstanding, and (v) certain other conditions as prescribed in the Indenture are met.

MODIFICATION OF INDENTURE

    From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of outstanding Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such Junior Subordinated Debentures; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debentures so affected, (i) change the stated maturity of Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Indenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the Capital Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEFEASANCE AND DISCHARGE

    The Indenture provides that the Company, at the Company's option: (a) will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including that described in the second paragraph under "Certain Covenants of the Company"), in each case if the Company deposits, in trust with the Indenture Trustee or a defeasance agent, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on the Junior Subordinated Debentures on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. To exercise any such option, the Company is required to deliver to the Indenture Trustee or a defeasance agent, if any, an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Junior Subordinated Debentures to recognize income, gain or loss for United States federal income tax purposes and, in the case of a discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to such effect received by the Company from the United States Internal Service or revenue ruling pertaining to a comparable form of transaction to the effect published by the United States Internal Revenue Service.

DISTRIBUTIONS OF JUNIOR SUBORDINATED DEBENTURES; BOOK-ENTRY ISSUANCE

    Under certain circumstances involving the termination of the Trust, Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Capital Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of Global Certificates and definitive securities. DTC, or any successor depositary, will act as depositary for such Global Certificates. It is anticipated that the depositary arrangements for such Global Certificates would be substantially identical to those in effect for the Capital Securities. For a description of Global Certificates and definitive securities, see "Book-Entry Issuance."

    There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Capital Securities.

PAYMENT AND PAYING AGENTS

    The Company initially will act as Paying Agent with respect to the Junior Subordinated Debentures except that, if the Junior Subordinated Debentures are distributed to the holders of the Capital Securities in liquidation of such holders' interests in the Trust, the Indenture Trustee will act as the Paying Agent. The Company at any time may designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent at the place of payment.

    Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Junior Subordinated Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

    The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

    The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of such Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Company for the New Guarantee. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee"). This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

    The Company has irrevocably and unconditionally agreed (and under the New Guarantee will irrevocably and unconditionally agree) to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at the time, (ii) the redemption price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid Distributions to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Capital Securities or by causing the Trust to pay such amounts to such holders.

    The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, but will apply only to the extent that the Trust has funds on hand available to make such payments, and is not a guarantee of collection.

    If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all general liabilities of the Company. See "--Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise.

    The Company has, through the Guarantee, the Junior Subordinated Debentures and the Indenture, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Capital

Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee--General."

STATUS OF THE GUARANTEE

    The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to Indebtedness of the Company. The Guarantee does not place a limitation on the amount of additional Indebtedness that may be incurred by the Company.

    The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in exchange for all of the Capital Securities.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation preference of the outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

    An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation preference of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

    Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

    The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any Capital Security unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

    The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities in exchange for all of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

    The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF THE OLD SECURITIES

    The terms of the Old Securities are identical in all material respect to the New Securities, except that the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances). In addition, the Registration Rights Agreement provides that, in the event that the Exchange Offer is not consummated on or prior to July 7, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective on or prior to May 24, 1997 (each, a "Registration Default"), then the Company will pay liquidated damages to each holder of Old Capital Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.25 per week per $1,000 liquidation amount of Capital Securities. The amount of such liquidated damages will increase by an additional $.05 per week per $1,000 liquidation amount of Capital Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 liquidation amount of Capital Securities. The New Capital Securities are not, and upon consummation of the Exchange Offer the Old Capital Securities will not be, entitled to any such liquidated damages. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors--Certain Consequences of a Failure to Exchange Old Capital Securities."

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
              THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

    Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." A holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder after the respective due dates. Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture and the Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Indebtedness of the Company.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Capital Securities and the Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the related Capital Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations under the Capital Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

    Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

    A holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

    A default or event of default under any Indebtedness of the Company will not constitute a default or Indenture Event of Default. In addition, in the event of payment defaults under, or acceleration of, Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Debentures would constitute an Indenture Event of Default under the Indenture.

LIMITED PURPOSE OF TRUST

    The Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Capital Securities and the Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of Capital Securities and a holder of Junior Subordinated Debentures is that a holder of Junior Subordinated Debentures is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or from the Company under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

    Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of Capital Securities-- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Indebtedness, but entitled to receive payment in full of principal and interest before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Capital Securities), the positions of a holder of Capital Securities and a holder of the Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Mahoney, Adams & Criser, special United States federal income tax counsel to the Company and the Trust ("Tax Counsel"), the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of the Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by United States Holders (defined below) who purchase the Capital Securities upon original issuance. As used herein, a "United States Holder" means (i) a person that is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust the income of which is subject to United States federal income tax regardless of its source; PROVIDED, HOWEVER, that a "United States Holder" shall include any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust. The tax treatment of a holder may vary depending on his, her or its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Thus, it is possible that the federal income tax treatment of the purchase, ownership and disposition of the Capital Securities may differ from the treatment described below.

    HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF CAPITAL SECURITIES--REDEMPTION" AND "--LIQUIDATION DISTRIBUTION UPON DISSOLUTION."

EXCHANGE OF CAPITAL SECURITIES

    The exchange of Old Capital Securities for New Capital Securities will not be a taxable event to holders for federal income tax purposes. Accordingly, a holder will have the same adjusted basis and holding period in the New Capital Securities as the holder has in the Old Capital Securities immediately before the exchange.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the Capital Securities, Tax Counsel is of the opinion that under current law and assuming full compliance with the terms of the Declaration and other documents, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures and, thus, will be required to include in its gross income its allocable share of income on the Junior Subordinated Debentures.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

    The Company, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness for all United States tax purposes. No assurance can be given, however, that the IRS will not challenge such classification. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Company.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Except as set forth below, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

    The Company believes that, under the applicable Treasury regulations, the Junior Subordinated Debentures will not be treated as issued with original issue discount ("OID") within the meaning of Section 1273(a) of the Code. If, however, the Company exercises its right to defer payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at such time and all holders will be required to accrue the stated interest on the Junior Subordinated Debentures on a daily basis during the Extension Period even though the Company will not pay such interest until the end of the Extension Period, and even though some holders may use the cash method of tax accounting. Moreover, thereafter the Junior Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of an Extension Period, all holders would be required to continue to include the stated interest on the Junior Subordinated Debentures in income on a daily basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Junior Subordinated Debentures, and actual cash payments of interest on the Junior Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Capital Security will increase such holder's tax basis in such Capital Security, and the amount of Distributions received by a holder in respect of such accrued OID will reduce the tax basis of such Capital Security.

    The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Junior Subordinated Debentures was OID regardless of whether the Company exercises its option to defer payments of interest on such debentures, all holders of Capital Securities would be required to include such stated interest in income on a daily economic accrual basis as described above.

    Corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Capital Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE
  TRUST

    As described under the caption "Description of Junior Subordinated Debentures--Distribution of Junior Subordinated Debentures," Junior Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution would be non-taxable, and will result in the holder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before such distributions. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of the Junior Subordinated Debentures to holders would be a taxable event to the Trust and to each holder and a holder would recognize gain or loss as if the holder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon liquidation of the Trust.

    A holder would accrue interest in respect of the Junior Subordinated Debentures received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

    Under certain circumstances described herein (see "Description of Capital Securities--Special Event Redemption or Distribution of Junior Subordinated Debentures"), the Junior Subordinated Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Capital Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

    A holder that sells Capital Securities will recognize gain or loss equal to the difference between the amount realized by the holder on the sale or redemption of the Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Junior Subordinated Debentures) and the holder's adjusted tax basis in the Capital Securities sold or redeemed. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LAW CHANGES

    Legislation was proposed by the United States Department of the Treasury on February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal (the "Proposed Legislation"), that contained a provision which generally would deny the interest deduction for interest paid or accrued on an instrument issued by a corporation that (i) has a maximum term of more than 15 years and (ii) is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issued a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. This provision is proposed to be effective generally for instruments issued on or after the date of first Congressional committee action on the Proposed Legislation. If this provision were to apply to the Junior Subordinated Debentures, the Company would not be able to deduct the interest on the Junior Subordinated Debentures. It is expected

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that if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures since they would be issued prior to the date of first Congressional committee action. However, there can be no assurance that the Proposed Legislation or future legislative proposals or final legislation will not adversely affect the ability of the Company to deduct the interest on the Junior Subordinated Debentures or otherwise affect the tax treatment of the transactions described herein. If enacted, such a change could give rise to a Tax Event, which would permit the Company to cause the redemption of the Capital Securities upon receiving an opinion of counsel, as described more fully under "Description of Capital Securities--Redemption--Special Event Redemption or Distribution of Junior Subordinated Debentures."

NON-UNITED STATES HOLDERS

    As used herein, the term "Non-United States Holder" means any person that is not a United States Holder. As discussed above, the Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. See "--Classification of the Trust." Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

        (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest (which for purposes of this discussion includes any OID) on the Junior Subordinated Debentures to a Non-United States Holder, provided (i) that the beneficial owner of the Capital Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder,
    (ii) the Beneficial Owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the Beneficial Owner is not a bank whose receipt of interest on the Junior Subordinated Debentures is described in section 881(c)(3)(A) of the Code and (iv) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and

        (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale or other disposition of the Capital Securities.

    To satisfy the requirement referred to in (a)(iv) above, the Beneficial Owner, or a financial institution holding the Capital Securities on behalf of such owner, must provide, in accordance with specified procedures, to the Trust or its paying agent, a statement to the effect that the Beneficial Owner is not a United States Holder. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Capital Securities on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

    If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest (including any OID) made to such Non-United States Holder will be subject to a 30% withholding tax unless the Beneficial Owner provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Junior Subordinated Debentures is not subject to withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States.

    As discussed above, legislation was introduced in the 105th Congress that could adversely affect the characterization of interest payable on the Junior Subordinated Debentures, and would adversely affect

Non-United States Holders by characterizing income derived from the Junior Subordinated Debentures as dividends which would generally be subject to a 30% withholding tax when paid to a Non-United States Holder. See "--Proposed Tax Law Changes."

    If a Non-United States Holder is engaged in a trade or business in the United States and interest on the Junior Subordinated Debentures is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States Holder. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest would be included in such foreign corporation's earnings and profits.

    Any gain realized upon the sale or other disposition of the Capital Securities generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with a trade or business in the United States of the Non-United States Holder, (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met, and (iii) in the case of any gain representing accrued interest on the Junior Subordinated Debentures, the requirements described above are not satisfied.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Income on the Capital Securities held of record by United States Holders (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. The Regular Trustees currently intend to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Capital Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

    "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States Holders unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

    No information reporting or backup withholding will be required with respect to payments made by the Trust or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

    In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on the Junior Subordinated Debentures are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the Beneficial Owner, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the Capital Securities to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the Beneficial Owner is not a United States person and certain other conditions are met or (2) the Beneficial Owner otherwise establishes an exemption.

    Payment of the proceeds from disposition of Capital Securities to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

    Any amounts withheld from a holder of the Capital Securities under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

                              BOOK-ENTRY ISSUANCE

    The New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

    Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

    Transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and CEDEL, S.A. ("CEDEL")), which may change from time to time.

DEPOSITARY PROCEDURES

    DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

    Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. All interest in a Global Capital Security, including any held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" below.

    Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not received physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof for any purpose.

    Payments in respect of the Global Capital Security registered in the name DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder. The Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Except for trades involving only Euroclear or CEDEL participants, interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

    Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Subject to compliance with the transfer restrictions applicable to the Capital Securities described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effect through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Capital Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositaries for Euroclear or CEDEL.

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
    Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Capital Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear of CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. Cash received in Euroclear or CEDEL as a result of sales of interest in a Global Capital Security by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

    DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited. However, if there is an Event of Default, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

    The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

    Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

    A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion elects to cause the issuance of the Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Declaration. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Capital Securities upon request but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

                              ERISA CONSIDERATIONS

    Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or section 4975 of the Code ("Plans"), may purchase Capital Securities, subject to the investing fiduciary's determination that the investment in Capital Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

    The Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "DOL Regulation") concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply.

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
    There can be no assurance that any of the exceptions set forth in the DOL regulation will apply to the purchase of Capital Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Junior Subordinated Debentures held by the Trust. In the event that assets of the Trust are considered assets of an investing Plan, the Company, the Trustees and other persons, in providing services with respect to the Junior Subordinated Debentures, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA (including the prohibited transaction provisions thereof). In addition, the prohibited transaction provisions of Section 4975 of the Code could apply with respect to transactions engaged in by any "disqualified person," as defined below, involving such assets unless a statutory or administrative exemption applies.

    Even if they are not fiduciaries, the Company and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain Plans. The acquisition and ownership of Capital Securities by a Plan (or by an individual retirement arrangement or other plan described in Section 4975(e)(1) of the Code) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption. As a result, Plans with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire Capital Securities unless such Capital Securities are acquired pursuant to and in accordance with an applicable prohibited transaction exemption.

    Notwithstanding the foregoing, it is possible that the New Capital Securities may qualify as "publicly offered securities" under the DOL Regulation if, in addition to the exchange pursuant to any effective registration statement, they are also "widely held" and "freely transferable" at the time of the Exchange Offer. Under the DOL Regulation, a class of securities is "widely held" only if it is a class of securities owned by 100 or more investors independent of the issuer and each other. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held", no assurances can be given that that will be true. If the New Capital Securities are "publicly offered securities" at the time of the Exchange Offer, the assets of the Trust would not be assets of the Investing Plans as of such time. If the New Capital Securities did not qualify as "publicly offered securities", the foregoing discussion about plan assets in the preceding paragraphs would also be available to the New Capital Securities.

    Any Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Capital Securities or New Capital Securities should consult with their own counsel.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Commission declares the Registration Statement effective (subject to extension under certain limited circumstances described herein). See "The Exchange Offer--Resales of New Capital Securities." Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells new Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon for the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Trust. The validity of the New Junior Subordinated Debentures and the New Guarantee will be passed upon for the Company and the Trust by Mahoney, Adams & Criser, P.A. Mahoney, Adams & Criser, P.A. will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Marshall M. Criser, a member of the firm of Mahoney, Adams & Criser, is a director of the Company.

                                    EXPERTS

    The financial statements incorporated in this Prospectus and elsewhere in the Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Amended and Restated Articles of Incorporation, as amended, and the Bylaws of Barnett require the indemnification of directors and officers to the fullest extent permitted by law.

    Subsection (1) of Section 607.0850 of the Florida Business Corporation Act empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (2) of Section 607.0850 empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification should be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

    Subsection (3) provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

    Subsection (4) provides that any indemnification under subsection (1) or (2) of Section 607.0850, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection
(1) or (2) of Section 607.0850. Such determination shall be made:

        (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

        (b) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

        (c) by independent legal counsel:

           (1) selected by the board of directors as prescribed in paragraph (a) or the committee selected as prescribed in paragraph (b); or

           (2) if no quorum of directors can be obtained under paragraph (a) or no committee can be designated under paragraph (b), by a majority vote of the full board of directors (in which directors who are parties may participate); or

        (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or, if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

    Under subsection (6), expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850.

    Subsection (7) states that indemnification and advancement of expenses provided under Section 607.0850 are not exclusive and empowers the corporation to make any other or further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions or omissions to act of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 (relating to unlawful distributions) applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

    Subsection (9) permits any director or officer who is or was a party to a proceeding to apply for indemnification or advancement of expenses, or both, to any court of competent jurisdiction and lists the determinations the court should make before ordering indemnification or advancement of expenses.

    Subsection (12) permits a corporation to purchase and maintain insurance for a director or officer against any liability incurred in his official capacity or arising out of his status as such regardless of the corporation's power to indemnify him against such liability under Section 607.0850.

    As allowed by Section 607.0850(12), Barnett Banks, Inc. maintains liability insurance covering directors and officers.

    In addition, under the Declaration, Barnett Banks, Inc. agreed to indemnify the Property Trustee and the Delaware Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Property Trustee or the Delaware Trustee, as the case may be, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending either of them against any claim or liability in connection with the exercise or performance of any of their respective powers or duties thereunder.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The exhibits listed on the Exhibit Index on page II-8 of this Registration Statement have been previously filed, are filed herewith, will be filed by amendment, or are incorporated herein by reference to other filings.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or

Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida, on the 25th day of March, 1997.

                                BARNETT BANKS, INC.

                                By:                 *
                                     --------------------------------
                                             Charles E. Rice,
                                                 CHAIRMAN
                                       AND CHIEF EXECUTIVE OFFICER

                                By:       /s/ GREGORY M. DELANEY
                                     --------------------------------
                                            Gregory M. Delaney
                                             ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------


              *
------------------------------  Director                       March 25, 1997
       Walter H. Alford

              *
------------------------------  Director                       March 25, 1997
        Rita Bornstein

------------------------------  Director                       March 25, 1997
      James L. Broadhead

              *
------------------------------  Director                       March 25, 1997
      Alvin R. Carpenter

              *
------------------------------  Director                       March 25, 1997
      Marshall M. Criser

              *
------------------------------  Director                       March 25, 1997
     Jack B. Critchfield

              *
------------------------------  Director                       March 25, 1997
     Remedios Diaz Oliver

              *
------------------------------  President, Chief Operating     March 25, 1997
   Allen L. Lastinger, Jr.        Officer and Director

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ GREGORY M. DELANEY
------------------------------  Controller (Principal          March 25, 1997
      Gregory M. Delaney          Accounting Officer)

------------------------------  Director                       March 25, 1997
      Thompson L. Rankin

              *
------------------------------  Director                       March 25, 1997
      Clarence V. McKee

              *                 Chief Financial Officer
------------------------------    (Principal Financial         March 25, 1997
      Charles W. Newman           Officer)

                                Chairman, Chief Executive
              *                   Officer and Director
------------------------------    (Principal Executive         March 25, 1997
       Charles E. Rice            Officer)

              *
------------------------------  Director                       March 25, 1997
     Frederick H. Schultz

              *
------------------------------  Director                       March 25, 1997
        Stewart Turley

              *
------------------------------  Director                       March 25, 1997
       John A. Williams

    /s/ GREGORY M. DELANEY
------------------------------
      Gregory M. Delaney
       ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida, on the 25th day of March, 1997.

                                BARNETT CAPITAL I

                                BY:                 *
                                     --------------------------------
                                           Paris P. Thermenos,
                                             Regular Trustee

                                By:                 *
                                     --------------------------------
                                            Charles W. Newman,
                                             Regular Trustee

                                By:                 *
                                     --------------------------------
                                            Patrick J. McCann,
                                             Regular Trustee

                                By:       /s/ GREGORY M. DELANEY
                                     --------------------------------
                                           Gregory M. Delaney,
                                             Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT                        EXHIBIT                                        PAGINATION/
  NUMBER                      DESIGNATION                                       NUMBERING
----------  -----------------------------------------------  -----------------------------------------------

  (3)(a)    Amended and Restated Articles of Incorporation   (incorporated by reference to Barnett's
              of Barnett Banks, Inc.                           Registration Statement on Form S-3, No.
                                                               33-59246).

  (3)(b)    Bylaws of Barnett Banks, Inc.                    (incorporated by reference to Exhibit (3)(b) to
                                                               Barnett's Annual Report on Form 10-K for the
                                                               year ended December 31, 1994).

  (4)(a)    Rights Agreement.                                (incorporated by reference to Exhibit (4)(c) to
                                                               Barnett's Registration Statement on Form S-3,
                                                               No. 33-36307).

  (4)(b)    Registration Rights Agreement dated as of        (incorporated by reference to Exhibit 4(g) to
              November 27, 1996 among Barnett Banks, Inc.,     Barnett's Annual Report on
              Barnett Capital I and Morgan Stanley & Co.,      Form 10-K for the year ended December 31,
              Incorporated, Merrill Lynch, Pierce, Fenner &    1996)
              Smith Incorporated, and Salomon Brothers Inc,
              for the benefit of holders of Capital
              Securities of Barnett Capital I.

  (4)(c)    Guarantee Agreement dated as of November 27,     (incorporated by reference to Exhibit 4(h) to
              1996 between Barnett Banks, Inc. and The         Barnett's Annual Report on
              First National Bank of Chicago, as trustee,      Form 10-K for the year ended December 31,
              for the benefit of holders of securities of      1996)
              Barnett Capital I.

  (4)(d)    Amended and Restated Declaration of Trust of     (incorporated by reference to Exhibit 4(j) to
              Barnett Capital I dated as of November 27,       Barnett's Annual Report on
              1996 by and among Barnett Banks, Inc., The       Form 10-K for the year ended December 31,
              First National Bank of Chicago, as Property      1996)
              Trustee, First Chicago Delaware, Inc., as the
              Delaware Trustee, and the initial Regular
              Trustees named therein (including form of
              Capital Securities).

  (4)(e)    Indenture dated November 27, 1996, between       (incorporated by reference to Exhibit 4(i) to
              Barnett Banks, Inc. and The First national       Barnett's Annual Report on
              Bank of Chicago, as trustee, relating to the     Form 10-K for the year ended December 31,
              issuance of Barnett's $300,000,000 8.06%         1996)
              Junior Subordinated Debentures Due 2026
              (including form of Junior Subordinated
              Debenture).

  (5)(a)    Form of Opinion of Mahoney Adams & Criser, P.A.
              as to the validity of the Junior Subordinated
              Debentures and Guarantee.

 EXHIBIT                        EXHIBIT                                        PAGINATION/
  NUMBER                      DESIGNATION                                       NUMBERING
----------  -----------------------------------------------  -----------------------------------------------
  (5)(b)    Form of Opinion of Richards, Layton and Finger,
              P.A., special Delaware counsel, as to the
              validity of the Capital Securities.

   (12)     Computation of Ratio of Earnings to Fixed        (incorporated by reference to Exhibit 12 to
              Charges.                                         Barnett's Annual Report on Form 10-K for the
                                                               year ended December 31, 1996)

 (23)(a)    Consent of Arthur Andersen LLP (relating to
              financial statements of Barnett Banks, Inc.)

 (23)(b)    Consent of Mahoney Adams & Criser, P.A.,
              counsel to Barnett Banks, Inc. (included in
              Exhibit (5)(a)).

 (23)(c)    Consent of Richards, Layton & Finger, P.A.,
              special Delaware counsel (included in Exhibit
              (5)(b)).

 (24)(a)    Powers of Attorney of the Corporation.           (incorporated by reference to Exhibit 24(a) to
                                                               Barnett's Registration Statement on Form S-4
                                                               relating to Barnett Capital and filed on
                                                               March 25, 1997, Registration Statement No.
                                                                          )

 (24)(b)    Resolution of Board of Directors authorizing     (incorporated by reference to Exhibit 24(b) to
              Powers of Attorney.                              Barnett's Registration Statement on Form S-4
                                                               relating to Barnett Capital I and filed on
                                                               March 25, 1997, Registration Statement No.
                                                                          )

 (24)(c)    Powers of Attorney of the Trust.

 (25)(a)    Form T-1 Statement of Eligibility of Trustee
              with respect to Junior Subordinated Debenture
              Indenture.

 (25)(b)    Form T-1 Statement of Eligibility of Trustee
              with respect to Capital Securities Amended and Restated Declaration of Trust.

 (25)(c)    Form T-1 Statement of Eligibility of Trustee
              with respect to Guarantee Agreement.

 *(99)(a)   Form of Letter of Transmittal.

 *(99)(b)   Form of Notice of Guaranteed Delivery.

------------------------

*   To be filed by amendment